UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 22, 2025

BEYOND MEAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
888 N. Douglas Street, Suite 100
El Segundo, California 90245
(Address of principal executive offices, including zip code)

(866) 756-4112
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Effective as of July 22, 2025, Beyond Meat, Inc., a Delaware corporation (the “Company”), entered into a Sublease Agreement (the “Sublease”) with Varda Space Industries, Inc., a Delaware corporation (“Subtenant”), pursuant to which the Company will sublease to Subtenant approximately 54,749 rentable square feet, consisting of approximately 16,967 rentable square feet of improved space (the “Improved Space”) and approximately 37,782 rentable square feet of unimproved space (the “Unimproved Space” and, collectively with the Improved Space, the “Subleased Premises”), in a portion of a building located at 888 N. Douglas Street, El Segundo, California leased by the Company pursuant to that certain Lease dated January 14, 2021, between the Company and HC Hornet Way, LLC, a Delaware limited liability company (“Master Landlord”), as amended by that certain First Amendment to Lease dated September 17, 2024 between the Company and Master Landlord, that certain Second Amendment to Lease dated May 9, 2025 between the Company and Master Landlord, and that certain Third Amendment to Lease dated July 16, 2025 between the Company and Master Landlord (collectively, the “Master Lease”).
The Sublease is made effective as of July 22, 2025, subject to receipt of Master Landlord’s consent. The Sublease is subject to the applicable terms and conditions of the Master Lease. The commencement date for the Improved Space is thirty (30) days after receiving Master Landlord’s consent (the “Improved Space Commencement Date”). The commencement date for the Unimproved Space is the earlier to occur of (i) the date Subtenant achieves substantial completion of its improvements within the Unimproved Space and receives a temporary Certificate of Occupancy or its equivalent, or (ii) thirteen (13) months following the date of Master Landlord’s consent (the “Unimproved Space Commencement Date”). The Sublease expires on October 31, 2033, unless extended or sooner terminated pursuant to its terms.
Subtenant will pay the Company monthly rent as follows:
(a)For the Improved Space, beginning on the Improved Space Commencement Date: (i) base rent for months one (1) through twelve (12) of approximately $50,901 per month, with annual increases of three percent (3%), culminating with a monthly base rent of approximately $64,480 in the final twelve (12) months of the initial Sublease term; and (ii) Subtenant’s allocable share of certain operating expenses, personal property taxes and insurance costs. On condition that no default has occurred, Subtenant will receive a rent abatement equal to one-half (1/2) of the base rent during the second (2nd) through fifteenth (15th) months of the Sublease term.
(b)For the Unimproved Space, beginning on the Unimproved Space Commencement Date: (i) base rent for months one (1) through twelve (12) of approximately $113,346 per month, with annual increases of three percent (3%), culminating with a monthly base rent of approximately $143,583 in the final twelve (12) months of the initial Sublease term; and (ii) Subtenant’s allocable share of certain operating expenses, personal property taxes and insurance costs. On condition that no default has occurred, Subtenant will receive a rent abatement equal to one-half (1/2) of the base rent during the second (2nd) through fifteenth (15th) months of the Sublease term.
(c)Beginning on the Improved Space Commencement Date: (i) rent (in an amount equal to parking rent then charged by Master Landlord to the Company) for one (1) parking pass per 1,000 rentable square feet of the Subleased Premises for months one (1) through twenty-four (24) of the Sublease term; and (ii) rent (in an amount equal to parking rent then charged by Master Landlord to the Company) for two (2) parking passes per 1,000 rentable square feet of the Subleased Premises for month twenty-five (25) and for each subsequent month during the Sublease term. On condition that no default has occurred, Subtenant will receive a rent abatement equal to one-half (1/2) of the parking rent for months two (2) through fifteen (15) measured from the Unimproved Space Commencement Date.
Subject to the provisions of a work letter, Subtenant will receive an improvement allowance from Master Landlord equal to $3,350,600 to use in constructing improvements within the Unimproved Space and the Company will pay to Subtenant up to $80,000 to construct a demising wall at the Subleased Premises. Subtenant will deliver to the Company a letter of credit in the amount of $1,564,527 as security for the performance of its obligations under the Sublease, which amount is subject to decrease in the future on condition that Subtenant is not then in default of its obligations under the Sublease.
The Sublease contains customary default provisions allowing the Company to terminate the Sublease if the Subtenant fails to remedy a breach of any of its obligations under the Sublease within specified periods, or upon certain events as listed in the Sublease. The Sublease also contains other customary provisions for real property subleases of this type. In addition, the Company will pay customary brokers’ fees in connection with the Sublease.
The foregoing description of the Sublease does not purport to be complete and is qualified in its entirety by reference to the Sublease, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1#+	Sublease Agreement, effective as of July 22, 2025, by and between Beyond Meat, Inc. and Varda Space Industries, Inc.
104	Cover page interactive data file (embedded with the inline XBRL document)
_____________
# Certain portions of this exhibit have been redacted pursuant to Regulation S-K, Item 601(a)(6).
+ Certain of the schedules and attachments to this exhibit have been omitted pursuant to Regulation S-K, Item 601(a)(5). The registrant hereby undertakes to provide further information regarding such omitted materials to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Lubi Kutua
Lubi Kutua
Chief Financial Officer and Treasurer

Date: July 28, 2025